UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2007

QUEPASA Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33105

Nevada	86-0879433
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7550 E. Redfield Rd.

Scottsdale, AZ 85260

(Address of principal executive offices, including zip code)

480-348-2665

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2007, the Compensation Committee (the “Committee”) of Quepasa Corporation (the “Company”) adopted a new compensation arrangement for the Company’s Chief Executive Officer and Chairman of the Board of Directors, Robert B. Stearns. The adoption of this new compensation arrangement was made in accordance with the terms of Mr. Stearns’ Employment Agreement, which was previously filed as Exhibit 10.1 to the Company’s Form 10-KSB filed on March 31, 2006. Pursuant to the terms of the new compensation arrangement, effective October 1, 2007, Mr. Stearns will receive: (i) an annual base salary of $220,000; and (ii) (a) 90,000 options to purchase the Company’s common stock at an exercise price of $10.00 per share, which vested immediately on October 1, 2007, and (b) 15,000 options to purchase the Company’s common stock at an exercise price equal to the fair market value of the per share price of the common stock on the date of grant and which vest in four equal annual installments beginning on October 1, 2008. Finally, upon achieving certain performance goals to be determined by the Committee, Mr. Stearns will be eligible to receive a bonus equal to 25% of the value of his annual base salary earned during the Company’s fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA Corporation

Date October 4, 2007

/s/  Charles B. Mathews

Charles B. Mathews

Executive Vice President and Chief Financial Officer